EXHIBIT INDEX


2.        Opinion of counsel is filed electronically herewith.

6. Actuarial Opinion of Mark Gorham, F.S.A, M.A.A.A., Vice President - Insurance Product Development is filed electronically herewith.

7. (a) Written actuarial consent of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development is filed electronically herewith.

7. (b) Written auditor consent of Ernst & Young LLP is filed electronically herewith.

7. (c) Power of Attorney to sign amendments to this Registration Statement dated April 25, 2001 is filed electronically herewith.